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                                                           EXHIBIT 3


              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                           ONEIDA LTD.

                    Under Section 807 of the
                    Business Corporation Law


    We, the undersigned, WILLIAM D. MATTHEWS and CATHERINE H. SUTTMEIER, being respectively, the President and Secretary of ONEIDA LTD., in accordance with
Section 807 of the Business Corporation Law, do hereby certify that:

    I. The name of the Corporation is ONEIDA LTD., the name under which it was formed was Oneida Community, Limited.

    II. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on November 20, 1880.

    III. The text of the Certificate of Incorporation as amended theretofore is hereby restated without further amendment or change to read as herein set forth in full:

FIRST:

    The name of said Corporation is to be ONEIDA LTD.

SECOND:

    The purposes for which the Corporation is to be formed are:

    To purchase, manufacture, produce, construct, assemble, receive, lease or otherwise acquire, and to manage, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, convey, sell, lease, assign, transfer, mortgage, pledge, or trade and deal in and with, raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus and personal property of every kind, nature and description, tangible or intangible, used or capable of being used for any purpose whatsoever, including, but not limited to, metals, metalware, metal products and products which metal may be used, and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

    To carry on the business of farming and horticulture and, without limiting the generality of the foregoing, to purchase, product, grow, cultivate, harvest, pick, receive or otherwise acquire, and to preserve, process, assort, box, pack, store, alter, improve, import, export, convey, mortgage, pledge, sell, trade or deal in and with each and every kind of farm, dairy, fruit, vegetable, grain, livestock, poultry, seed and garden product, whether at wholesale or retail, and to carry on all other businesses incident thereto.

    To purchase, construct, receive, lease or otherwise acquire, and to manage, hold, own, use, operate, maintain, service, repair, alter, improve, convey, sell, lease, assign, transfer, mortgage, or otherwise trade and deal in and with, lands, buildings and real property of every kind, nature and description, or any interest therein, either legal or equitable.

    To adopt, apply for, obtain, register, purchase, produce, assemble, receive, lease or otherwise acquire, and to manage, hold, own, use, maintain, alter, improve, protect, exercise, develop, manufacture under, operate and introduce, and to sell, lease, assign, transfer, pledge, grant licenses or other rights in respect of, or otherwise dispose of, turn to account, or in any manner deal in and with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including, but without limitation, such thereof as may be covered by, used in connection with, or secured under, letters patent or otherwise, whether of the United States of America or of any other government or country; and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

    To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business, good will and rights of any corporation, association, partnership, firm, syndicate or individual to the extent permitted by the Business Corporation Law of New York, and to pay for the same in cash, property, or the shares, bonds, debentures, warrants, right, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind of the Corporation or any other corporation, association, partnership, firm, syndicate or individual; to hold, conduct, operate, reorganize, liquidate, dissolve, mortgage, pledge, sell, exchange, or otherwise dispose of, the whole or any part of the properties, assets, business, good will and rights so acquired; and, in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts or any corporation, association, partnership, firm, syndicate or individual.

    To acquire or become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise, and to own, hold, sell, assign, transfer, or otherwise dispose of, and to trade and deal in or with, shares, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued; to possess and exercise in respect thereof all the rights, powers and privileges of ownership or interest therein, including, but without limitation, the right to vote thereon for any and all purposes, to consent, or otherwise act with respect thereto; and to issue in payment for exchange therefor the Corporation's shares, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind.

    To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make accept, endorse, execute, issue, and deliver promissory notes, drafts, bills of exchange, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by deed or trust, mortgage or pledge, of or upon the whole or any part of the property of the Corporation, real or personal, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such promissory notes, drafts, bills of exchange, bonds, debentures, or other negotiable or non-negotiable instruments and evidences of indebtedness of the Corporation for its corporate purposes.

    To lend any of its funds from time to time, to such extent, on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

    To purchase or otherwise acquire, own, hold, sell, assign, transfer, or otherwise dispose of, the shares of its own capital stock, redeem the redeemable shares, if any, of its capital stock, out of surplus except when currently insolvent or when it would thereby be made insolvent

    To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either along or in conjunction with any persons, firms, associations, corporations or others in any part of the world.

    For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise each and every power conferred by the Business Corporation Law of the State of New York, as now in force or hereafter amended, upon corporations formed thereunder, subject to any limitations contained in the said law or in any other statute of the State of New York.

THIRD:

    The amount of the Capital Stock of said Corporation is to be Twenty-Seven Million, Three Hundred Ninety-One Thousand, Five Hundred Dollars ($27,391,500).

FOURTH:

    The said authorized Capital Stock of the Corporation shall consist of twenty-four million (24,000,000) shares designated as Common Stock, with a par value of $1.00 per share; ninety-five thousand six hundred sixty (95,660) shares designated as 6% Cumulative Preferred Stock, with a par value of $25 per share; and one million shares designated as Series Preferred Stock, with a par value of $1.00 per share. No holder of Common Stock shall have, as a matter of right as such holder, any preemptive right to purchase any shares or other securities of the Corporation.

    A. The designations, preferences, privileges and voting powers of the shares of 6% Cumulative Preferred Stock and the restrictions or qualification thereof, are as follows:

         I. The 6% Cumulative Preferred Stock shall be entitled to receive, when and as declared from surplus or from net profits, dividends at the rate of six per cent per annum, and no more, which dividends shall be cumulative from the quarterly dividend date next preceding the date of issue (or from the date of issue, if that be a dividend date), and shall be payable quarterly on the fifteenth day of each of the months of March, June, September and December, in each year, before any dividend shall be paid on any other class of stock; provided, that whenever at any time full cumulative dividends at the said rate for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on the then outstanding 6% Cumulative Preferred Stock, the Board of Directors may declare dividends on any other class or classes of stock, subject to the respective terms and provisions (if any) applying thereto, and the 6% Cumulative Preferred Stock shall not be entitled to share therein.

         II. Upon any distribution of capital assets, the 6% Cumulative Preferred Stock shall be entitled to receive an amount equal to the par value thereof, plus an amount equivalent to all unpaid accumulated dividends thereon, before any distribution is made to any other class of stock; provided, that, after distribution shall have been made in full to the 6% Cumulative Preferred Stock as herein provided; the other class or classes of stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be distributed, and the 6% Cumulative Preferred Stock shall not be entitled to share therein.

         III. The Company shall have the right to redeem the 6% Cumulative Preferred Stock on June 15, 1949, or any dividend payment date thereafter, either in whole or in such portions as from time to time the Board of Directors may determine, upon the payment of the sum of $30 a share and an amount equivalent to all unpaid accumulated dividends thereon to the date fixed for redemption. If less than the whole amount of 6% Cumulative Preferred Stock outstanding shall be redeemed at any time, the shares to be so redeemed shall be selected by lot in such manner as the Board of Directors may determine. At least thirty days notice in advance of any such redemption shall be mailed to each holder of the shares to be so redeemed at this address registered with the Company, and, if less than all the outstanding shares of 6% Cumulative Preferred Stock owned by such stockholder is then to be redeemed, such notice shall specify the number of shares which are to be redeemed. On and after the date fixed for such redemption (unless default made by the Company in the payment of the redemption price of the shares then to be redeemed), the said shares shall cease to be entitled to further dividends, and the respective owners thereof shall have no other right or interest therein, or in the Company by reason of the ownership of such shares, except to receive payment therefore at the said redemption price upon presentation and surrender of the respective certificates representing the same. In order to facilitate the redemption of the 6% Cumulative Preferred Stock, the Board of Directors shall be authorized to cause the transfer books of the Company to be closed as to any share or shares designated for redemption as herein provided, and to make and enforce any and all such reasonable regulations, not inconsistent herewith, governing the manner of redemption, as the board of Directors in its discretion may deem advisable.

         IV. Except as herein or by law otherwise expressly provided, the holders of the 6% Cumulative Preferred Stock shall not be entitled to vote in any proceeding for mortgaging the property and franchises of the Company or for authorizing and guaranty by the Company, or for the sale of the franchises and property of the company, or for consolidation of the Company with any one or more other corporations, or for the voluntary dissolution of the Company, or for the change of name of the Company, or for any other purpose.

    B. The Series Preferred Stock may be issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors at any time and from time to time to issue series preferred Stock in one or more series and for such consideration, not less than the part value thereof, as may be fixed from time to time by the Board of Directors. The Board of Directors is expressly empowered to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number of shares to be included in such series, the dividend rates per annum, the redemption price or prices; if any, and the terms and conditions of redemption, any sinking-fund provisions for the redemption or purchase of the shares of the series, the terms and conditions on which share are convertible, if they are convertible, and any other rights, preferences and limitations pertaining to such series. The relative rights, preferences and limitations of Series Preferred Stock shall be subordinate to the rights and preferences of 6% Cumulative Preferred Stock of the Company.

    C. Series A Preferred Stock. The designation and amount, relative rights, preferences and limitations of the shares of Series A Preferred Stock, of a par value of $1.00 each, as fixed by the Board of Directors, are as follows:

         (1) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

         (2) Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any other series of preferred stock or any other preferred stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1000) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (j) quarterly dividends payable in cash on the 1st day of March, June, September and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (A) $0.12 or (B) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the Immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends of other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after December 13, 1989 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) combine outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.12 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (c) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of each Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for payment thereof.

         (3) Voting Rights. the holders of Units of Series A Preferred Stock shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the
Corporation.   In the event the Corporation shall at any time after the Rights
Declaration Date (i) declare any dividend on outstanding shares of Common Stock
payable  in  shares  of  Common   Stock,  (ii) subdivide outstanding shares of
Common Stock or (iii) combine the outstanding shares of common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction
the numerator of which shall   be  the number of shares of Common Stock
outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

              (c) (i) If at any time dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

                   (ii) during any default period, such voting rights of the holders of Units of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this section 3(c) or at any annual meeting of shareholders, and thereafter at annual meetings of
shareholders, provided that   neither such voting rights nor  any right of the
holders of Units of Series A Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series
A Preferred Stock of such rights.   At any meeting at which the holders of Units
of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

                   (iii) Unless the holders  of  Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder of shareholders owning in the aggregate not less then 25% of the total number of Units of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii) shall be given to each holder of record of Units of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on
the books of  the  Corporation.   Such meeting shall be called for a time not
earlier than 10 days and not later than 50 days after such order to request or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Preferred Stock. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                   (iv) During any default period, the holders of shares of Common Stock and Units of Series A Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series A Preferred Stock
shall have exercised their    right to elect two Directors voting as a separate
class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(ii) of this Section (3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                   (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by laws irrespective of any increase made pursuant to the provisions of subparagraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                   (vi) The provisions of this subparagraph (c) shall govern the election of Directors by holders of Units of Series A Preferred Stock during any default period notwithstanding any provisions of the Certificate or by-laws to the contrary.

              (d) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

         (4)  Certain   Restrictions.   (a) Whenever quarterly dividends or
other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any junior shares;

                   (ii) declare or pay dividends on or make any other distributions on any parity shares, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any parity shares, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity shares in exchange for any junior shares.

                   (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

              (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (a) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         (5) Reacquired Shares. Any Units of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         (6) Liquidation Dissolution or Winding Up. (a) Upon any voluntary or in-voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior shares unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (b), the greater of either (x) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (y) the amount equal to the aggregate per share amount to be distributed to holders of shares of Stock, or (ii) to the holders of shares of parity shares, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity shares in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(x) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up.

              (b) In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to Clause (i)(y) of paragraph (a) of this
Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (7)  Consolidation, Merger, Etc.  In case the Corporation shall enter
into  any   consolidation,   merger, combination or other transaction in which
the share of Common Stock are exchanged for or converted into other shares or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights
Declaration  Date  (i)  declare  any  dividend   on outstanding shares of Common
Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (8)  Redemption.   The Units of Series A Preferred Stock shall not be
redeemable.

         (9)  Ranking.   The  Units  of  Series   A Preferred Stock shall rank
junior to all other series of preferred stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

         (10) Amendment. The Certificate, including without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding units of Series A Preferred Stock, voting separately as a class.

         (11) Fractional Shares. The Series A Preferred Stock may be issued, in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         (12) Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

              (a) The term "Common Stock" shall mean the class of shares designated as the Common Stock, par value $6.25 per share, of the Corporation at the date hereof or any other class of shares resulting from successive changes or reclassification of the common stock.

              (b) The term "junior shares" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

              (c) The term "parity shares" (i) as used in section 4, shall mean any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series A Preferred Stock in the distribution of assets or any liquidation, dissolution or winding up.

FIFTH:

    The office of said Corporation in the State of New York shall be located in the City of Oneida and the County of Madison.

SIXTH:

    The duration of said Corporation is to be perpetual.

SEVENTH:

    The Secretary of State is designated as the agent of the corporation for service of process and he shall mail a copy thereof to Oneida, New York.

EIGHTH:

    SECTION 1. Higher Vote for Certain Business Combination. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Article EIGHTH:

                   (i) any  merger  or  consolidation   of   the Corporation or
any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                   (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

                   (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                   (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                   (v) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is
directly  or  indirectly  owned   by   any Interested Stockholder or any
Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together, as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

    SECTION 2. Definition of "Business Combination". The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Section 1 of this Article EIGHTH.

    SECTION  3.    When  Higher Vote is  Not  Required.   The provisions of
Section 1 of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

                   A. Approval by Continuing Directors. The Business combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                   B.   Form  of  Consideration,  Price  and  Procedure
Requirements.   All of the following conditions shall  have  been
met:

                        (i) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                             (a)  (if  applicable) the highest  per share price
(including any brokerage commissions, transfer taxes and soliciting dealers'
fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement
Date")  or  (2)  in  the  transaction  in   which  it  became  an Interested
Stockholder, whichever is higher;

                             (b)  the Fair Market Value per share of Common
Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher; and

                             (c)  (if applicable) the price per share equal to
the Fair Market Value per share of Common Stock determined pursuant to paragraph (B)(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common
Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

                        (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of voting Stock):

                             (a) (if  applicable) the highest  per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                             (b) (if applicable) the highest preferential amount
per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                             (c) the Fair Market Value per share of such class
of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                             (d) (if applicable) the price per share equal to
the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph B(ii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                        (iii) The consideration to be received by holders of a particular class of outstanding voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                        (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split),
recapitalization,  reorganization  or  any   similar  transaction which has the
effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                        (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a
stockholder),  of  any   loans, advances, guarantees, pledges or other financial
assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stock holders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    SECTION 4.     Certain Definitions.  For the purpose of this Article EIGHTH:

                   A. A "person" shall mean any individual, firm, corporation or other entity.

                   B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                        (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                        (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                        (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                   C. A person shall be a "beneficial owner" of any Voting Stock:

                        (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                        (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                        (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                   D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                   E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 13, 1983.

                   F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                   G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                   H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities and Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in questions of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in questions as determined by the Board in good faith.

                   I. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B (i) and (ii) of Section 3 of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

    SECTION 5. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article EIGHTH, including, without limitation, (A) whether a person is a Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

    SECTION  6.    No  Effect  on  Fiduciary  Obligations  of Interested
Stockholders.   Nothing  contained  in  this  Article EIGHTH shall be construed to relieve the Board or any Interested Stockholder from any fiduciary obligation imposed by law.

    SECTION 7. Amendment, Repeal, Etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH.

NINTH:

    SECTION 1. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine or more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of
Directors.   At the  1984  Annual  Meeting  of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1985 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1986 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1987 Annual Meeting of Stockholders. Commencing with the 1985 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

    SECTION 2. Calling Special Meetings of Stockholders. A special meeting of the stockholders may be called at any time and for any purpose or purposes by the Board of Directors, and shall be called by the Secretary upon the written request of the holders of record of at least 80% of the voting power of the
voting  Stock.   Every such request shall state  the  purpose  or purposes of each meeting.

    SECTION 3. Newly-Created Directorships and Vacancies on the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum; and any director so chosen shall hold office until the next Annual Meeting of Stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    SECTION 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed by the stockholders from office at any time but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single
class.   Subject to the rights of the holders of  any  series  of Preferred
Stock then outstanding, any director may be removed form office at any time, but only for cause, by the vote of a majority of the entire Board of Directors.

    SECTION 5. Amendment of By-Laws or Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class,
shall  be  required   for   the stockholders of the Corporation to amend, repeal
or adopt any By-Laws of the Corporation or to adopt any amendment to this Certificate of Incorporation inconsistent with the By-Laws of the Corporation.

    SECTION 6. Amendment, Repeal, Etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to
amend  or  repeal,  or  to  adopt  any   provision inconsistent with, this
Article NINTH.

TENTH:

    To the fullest extend now or hereafter not expressly prohibited by the Business Corporation Law of the State of New York as currently in effect or as the same may hereafter be amended, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty in such capacity. No amendment, modification, repeal of this Article TENTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article TENTH shall adversely affect any right or protection of any Director that exists at the time of such amendment,
modification, repeal or the  adoption  of  any   inconsistent provision.

         IV. This restatement of the Certificate of Incorporation was authorized by the Board of Directors.


    IN WITNESS WHEREOF,  we  have  made,  subscribed   and acknowledged this
Certificate this 13th day of April, 1994.


                                                 /s/ WILLIAM D. MATTHEWS
                                                 William D. Matthews
                                                 Chairman of the Board
                                                 and Chief Executive Officer


                                                 /s/ CATHERINE H. SUTTMEIER
                                                 Catherine H. Suttmeier
                                                 Secretary

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF
           ONEIDA LTD. UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


(1) The name of this corporation is and henceforth shall be Oneida Ltd. The name under which it was originally formed was Oneida Community, Limited.

(2) Its Certificate of Incorporation was filed by the Department of State on the 20th day of November, 1880.

(3)      The amendment effected by this Certificate of Amendment  is as follows:

         (A) Article Fourth of the Certificate of Incorporation, dealing with the authorized Capital Stock of the Corporation and providing generally that the authorized Capital Stock of the Corporation shall consist of 24,000,000 shares of Common Stock, is hereby amended to read as follows:

                   FOURTH.   The  said  authorized Capital Stock  of  the
                   Corporation shall consist of forty-eight million (48,000,000) shares designated as Common Stock; with a par value of $1.00 per share; ninety-five thousand six-hundred sixty (95,660) shares designated as 6% Cumulative Preferred Stock, with a par value of $25 per share; and one million shares designated as Series Preferred Stock, with a par value of $1.00 per share. No holder of Common Stock shall have, as a matter of right as such holder, any preemptive right to purchase any shares of other securities of the Corporation.

(4) The above and foregoing amendment to the Certificate of Incorporation was authorized by vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote at the Annual Meeting of the shareholders held on the 27th day of May, 1998.

         IN WITNESS WHEREOF we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 13th day of July, 1998.

                                  By: /s/ PETER J. KALLET
                                  Name: Peter J. Kallet
                                  Title:   President  &  Chief Operating Officer


                                  By: /s/ CATHERINE H. SUTTMEIER
                                  Name: Catherine H. Suttmeier
                                  Title: Vice President, Secretary
                                         & General Counsel

                       BY-LAWS OF ONEIDA LTD.


                            Article I
                    Meetings of Shareholders

    Section 1.01. Place of Meetings. Annual and special meetings of the shareholders shall be held at the Hall of the Corporation in Kenwood, in the City of Oneida, State of New York, or at such other place within or without the State of New York as may be fixed from time to time by the Board of Directors and stated in the notice of meeting.

    Section 1.02. Annual Meeting. The annual meetings of shareholders shall be held the last Wednesday in May of each year at 2:00 o'clock in the afternoon or, if that day be a legal holiday, on the next succeeding day not a legal holiday at 2:00 o'clock in the afternoon for the election of directors and the transaction of such other business as may properly come before the meeting.

    Section 1.03. Special Meetings. A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors, and shall be called by the Secretary upon the written request of the holders of record of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Every such request shall state the purpose or purposes of such meeting.

    Section 1.04. Notice of Meetings. Except when otherwise permitted by statute, a written notice of the place, date and hour of each meeting, whether annual or special, shall be given personally or by mail to each shareholder entitled to vote thereat, not less than 10 nor more than 50 days prior to the meeting. The notice of any special meeting shall also state the purpose or purposes for which the meeting is called and by or at whose direction it is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If such notice is mailed, it shall be directed to the shareholder in a postage-prepaid envelope at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

    Section 1.05. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a waiver of notice, signed in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

    Section 1.06. Inspectors of Election. The Board of Directors, or any officer or officers duly authorized by the Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors or any officer or officers duly authorized by the Board of Directors, in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

    Section 1.07. Quorum and Adjournment. At all meetings of shareholders, except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the votes cast by the holders of shares entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. However, if after the adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled notice specified herein.

    Section 1.08. Vote of Shareholders. Each shareholder having the right to vote shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Directors shall be elected by the vote prescribed in Section 3.02 hereof, and whenever any other corporate action is to be taken by vote of the shareholders, it shall,
except  as  otherwise  required  by  statute,  by   the Certificate of
Incorporation, or in the By-Laws, be authorized by a majority of the votes cast by such holders.

    Section 1.09. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.


                           Article II
       Determination of Voting, Dividend and Other Rights

    Section   2.01.  For  the  purpose  of  determining   the shareholders
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less than 10 days before the date of any such meeting, nor more than 50 days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed.


                           Article III
                            Directors

    Section 3.01. Number, Qualification and Term of Office. The number of directors, each of whom shall be at least 21 years of age, shall not be less than 9 nor more than 15, the exact number to be determined from time to time by resolution adopted by a majority of the entire Board of Directors, and such exact number shall be 14 until otherwise determined by resolution adopted by a majority of the entire Board of Directors. The directors shall be elected as provided by the By-Laws at the annual meeting of shareholders and shall hold office until their respective successors shall have been elected and qualified. Each director shall be the beneficial owner of 200 shares of Common Stock of the Corporation.

    Section 3.02. Election. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year, and at the 1989 annual meeting of shareholders, directors of the first class shall be elected to hold office for a term expiring at the 1985 annual meeting of shareholders; directors of the second class shall be elected to hold office for a term expiring at the 1986 annual meeting of shareholders; and directors of the third class shall be elected to hold office for a term expiring at the 1987 annual meeting of shareholders. Commencing with the 1985 meeting of shareholders, at each annual election the successors to the class of directors whose terms shall expire that year shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. At each meeting of shareholders for the election of directors, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the directors. Such election shall be by ballot wherever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any manner approved at such meeting.

    Section 3.03. Place of Meetings. Meetings of the Board of Directors, regular or special, shall be held at any place within or without New York, as may from time to time be determined by the Board of Directors.

    Section 3.04. Organization Meeting. Without notice of such meeting, a newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting is held; or the Board may meet at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice.

    Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

    Section 3.06. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by any two directors. Notice of any special meeting, stating the place, date and hour of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the second day before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally, or by telephone, not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Certificate of Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

    Section 3.07. Quorum and Manner of Acting. A majority of the directors in office at the time of any regular or special meeting of the Board of Directors, but not less than one-third of the entire Board, shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the directors present at the time of such vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as otherwise required by statute or the Certificate of Incorporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given.

           Section 3.08. Telephonic Meetings. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

    Section 3.09. Directors' Fees. In consideration of his serving in such capacity, each director of the Corporation, other than directors who are officers of the Corporation or of any of its subsidiary companies, may be paid an annual fee in such amount and payable in such installments as the Board of Directors may from time to time determine. The Board of Directors shall also have authority to determine, from time to time, the amount of compensation which may be paid to its members, other than those who are officers of the Corporation or any of its subsidiary companies, for attendance at meetings the Board or of any committee of the Board, as well as to any directors rendering special services to the Corporation.

    Section 3.10. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by the shareholders, but only for cause and only by the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any such vote shall be taken at any regular or special meeting of the shareholders, provided that notice of such proposed action shall be given in the manner provided herein for special meetings of the shareholder. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed for cause by the vote of a majority of the entire Board of Directors.

    Section 3.11. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 3.12. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, and any director elected by the Board of Directors to fill a vacancy or a newly-created directorship shall hold office until the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Section 3.13. Mandatory Retirement Age. A Director who is an officer or employee of the Corporation or a subsidiary, except present or former corporate chief executive officers, shall not stand for reelection to the Board of Directors, after reaching age 65 or retirement, if retirement occurs before age
65. A director who is a present or former corporate chief executive officer of the Corporation, and directors who are not officers or employees of the Corporation or a subsidiary, shall not stand for reelection to the Board after reaching age 70.


                           Article IV
                       Executive Committee

    Section 4.01. Constitution and Powers. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee consisting of the President and three or more directors which shall have all the authority of the Board of Directors, including authority to take all action provided in the By-Laws to be taken by the Board, except as to each of the following matters:

         (1) the submission to shareholders of any action as to which shareholders authorization is required by statute;

         (2) the filling of vacancies in the Board of Directors or in any Committee of the Board of Directors;

         (3) the fixing of compensation of the directors for serving on the Board of Directors or on any Committee of the Board of Directors;

         (4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; and

         (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amenable or repealable.

    So far as practicable, members of the Executive Committee shall be so designated at the organization meeting of the Board of Directors in each year
and,  unless  sooner  discharged   by affirmative vote of a majority of the
entire Board, shall hold office until the next annual meeting of shareholders and until their respective successors have been designated.

    Section 4.02. Regular Meetings. Regular meetings of the Executive Committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the Executive Committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

    Section 4.03. Special Meetings. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee. Notice of any special meeting shall be mailed to each member, addressed to him at his residence or usual place of business, not later than the second day before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally, or by telephone, not later than the day on which such meeting is to be held. Notice of any meeting of the Executive Committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Certificate of Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the Executive Committee.

    Section 4.04. Quorum and Manner of Acting. A majority of the members of the Executive Committee in office at the time of any regular or special meeting of the Executive Committee shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the Executive Committee. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given.

    Section 4.05. Records. The Executive Committee shall keep minutes of the proceedings and shall make the same available to the Board of Directors. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as secretary to the Executive Committee; or the Executive Committee may in its discretion appoint its own secretary.

    Section 4.06. Vacancies. Any newly created memberships and vacancies occurring in the Executive Committee shall be filed by resolution adopted by a majority of the entire Board of Directors.


                            Article V
                        Other Committees

    Section 5.01. The Board of Directors by resolution adopted by a majority of the entire Board, may designate from among its members committees other than an Executive Committee, each of which shall consist of three or more directors, and each of which shall have authority to the extent provided in the resolution authorizing such committee, but in no case shall any such committee have authority with respect to any of the matters enumerated in Section 4.01 of these By-Laws.


                           Article VI
                            Officers

    Section 6.01. Officers. The elected officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. The elected officers shall be elected by the Board of Directors, and the Chairman, the Chief Executive Officer and the President shall be selected from the directors. The Board of Directors may also appoint a General Manager, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except the offices of President and Secretary.

    Section 6.02. Term of Office. So far as practicable, all elected officers shall be elected at the first meeting of the Board of Directors following the
annual  meeting   of shareholders in each year and, except as otherwise
hereinafter provided, shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office during the pleasure of the Board of Directors.

    Section 6.03. Removal of Elected Officers. Any elected officer may be removed at any time, for or without cause, by vote of the Board of Directors at any meeting.

    Section 6.04. Vacancies. If any vacancy shall occur in any office for any reason, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

    Section 6.05. Compensation. The compensation of all elected officers shall be fixed by the Board of Directors. The compensation of all appointed officers shall be fixed by the Board of Directors or by such person or persons as shall be designated by the Board of Directors.

    Section 6.06. The Chairman of the Board of Directors. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and the Shareholders and shall act in an advisory capacity to the Chief Executive Officer.

    Section 6.07. Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer shall exercise general direction and supervision of the business and affairs of the Corporation and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Chairman, he shall preside at all meetings of the Board of Directors and the Shareholders.

           Section 6.08. The President. The President shall be the Chief Operating Officer of the Corporation. Subject to the direction of the Chief Executive Officer, he shall direct and supervise the operations of the Corporation and perform such other duties as may be assigned to him from time to time by the Chief Executive Officer. The President shall have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation (other than officers) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors or the Executive Committee; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer or any employee or agent who shall have been elected or appointed either by the Board of Directors or the Executive Committee; and, in general, to exercise all the powers generally appertaining to the president of a corporation.

    Section 6.09. The Vice Presidents. The several Vice Presidents shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors or the President. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by such vice-president as shall be designated by the President or, failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their last election to that office; subject in any case to review and superseding action by the Board of Directors.

    Section  6.10.  The  Secretary. The  Secretary  shall attend all meetings of
the  Board  of  Directors  and   the shareholders and shall record all votes and
the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board of Directors and committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep an account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

    Section 6.11. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer of officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall from time to time direct or approve. He shall keep a full and accurate account of all funds received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors or the President shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of the corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

    Section 6.12. The Controller. The Controller shall be the chief accounting officer of the Corporation, and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. He shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiaries and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; shall have supervision of the books of account of the Corporation and its subsidiaries, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and its subsidiaries; and shall prepare and execute all tax returns, statements and other documents relating thereto. In the absence of the Controller such person as shall be designated by the President shall perform his duties.


                           Article VII
                         Indemnification

    Section 7.01. Indemnification. Except to the extent expressly prohibited by New York Business Corporation Law, the Corporation shall indemnify any person (each an "Indemnified Person") made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation, or serves or served at the request of the Corporation as a Director, officer or employee of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise (any such other enterprise being an "Other Entity") against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided that, no such indemnification shall be made to any such person if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action on which such action or proceeding was based, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent thereto.

    Section  7.02. Serving an Employee Benefit Plan.  For the purpose of this
Article VII, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

    Section 7.03. Advance Payment of Expenses. Expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if, or to the extent that, he is not entitled to be indemnified by the Corporation pursuant to this Article VII or as otherwise authorized by law; provided, however, that such Indemnified Person shall cooperate in good faith with any request of the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

    Section  7.04.  Insurance.  Except  to  the   extent expressly prohibited by
New York Business Corporation Law, the Corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of any Other Entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

    Section 7.05. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to an Indemnified Person who has ceased to be a Director, officer or employee of the Corporation or any Other Entity, and shall inure to the benefit of the heirs, executors and administrators of such Indemnified Person.

    Section 7.06. Contractual Provision For Indemnification. All rights to indemnification and advancement of expenses under this Article VII shall be deemed to be provided by contract between the Corporation and each Indemnified Person, and each such Indemnified Person shall be deemed to have acted and served in reliance thereon.

    Section 7.07. Authority for other Indemnification; Non-Exclusivity The Corporation is authorized to enter into agreements with, and the Board of Directors is authorized to adopt resolutions for the benefit of, any person who is or was a Director, officer, employee or agent of the Corporation or serves or served in any such capacity for any Other Entity at the request of
the   Corporation,  extending   rights   to indemnification and advancement of
expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement or to adopt any such resolution shall not affect or limit any rights of such person pursuant to the provisions of this Article VII. Nothing in this Article VII shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, resolution, agreement, insurance policy, contract or otherwise.

    Section 7.08. Retroactivity; Rescission. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article VII is intended to be retroactive and shall be available with respect to events or acts occurring prior to the adoption hereof, and any repeal or modification of any provision of this Article VII shall not diminish or adversely affect any such right of any Indemnified Person with respect to any events or acts occurring prior to such repeal or modification whether or not any action or proceeding based thereon or resulting therefrom has been commenced or threatened against such Indemnified Person prior to such repeal or modification.

    Section  7.09.  Legal Successors to the  Corporation.  For purposes of this
Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent
of   a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers or employees, so that any person who is or was a Director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer or employee of any Other Entity, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    Section 7.10. Savings Clause. If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnified Person as provided above to the full extent permitted by any applicable portion of this
Article VII that shall not have been so invalidated or by any other applicable law.


                          Article VIII
                       Share Certificates

    Section 8.01. Form: Signature. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

    Section 8.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the Corporation;
and upon such appointments being made therefore, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

    Section 8.03. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificate for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

    Section 8.04. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    Section   8.05.  Lost  Certificates.  In  case  any certificate representing
shares  shall  be  lost,  stolen   or destroyed, the Board of Directors, or any
officer or officers duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.


                           Article IX
                          Miscellaneous

    Section 9.01. Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday of January in each year.

    Section 9.02. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors.

    Section 9.03. Dividends. Except as otherwise provided in the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared and paid out of surplus in such amounts as the Board of Directors may determine at any regular or special meeting.

    Section 9.04. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors deems conducive to the interest of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.


                            Article X
                           Amendments

    Section 10.01. Power to Amend By-Laws. Notwithstanding any provisions of the Certificate of Incorporation or any other provisions contained in the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders to amend, repeal or adopt any By-Laws of the Corporation. Any By-Laws of the Corporation may be amended, repealed or adopted by the Board of Directors, except that the Board of Directors shall not have power to adopt any By-Law, or expand the authorization conferred by any By-Law, which by statute only the shareholders have the power to so adopt or expand. Any By-Law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon only as herein provided; and
any  By-Law  adopted  by   the shareholders may  be amended  or repealed by  the
Board of Directors, except as limited by statute as above provided, and except when the shareholders have expressly provided otherwise with respect to any particular By-Law or By-Laws. The notice of any special meeting of the Board of
Directors   or   the shareholders, as  the case may be, at which action  to amend, repeal or adopt any By-Law or By-Laws is proposed to be taken, shall include the text or a summary of each By-Law proposed to be repealed or adopted or as it is proposed to be amended.

    Section  10.02.  Amendment  Affecting  Election   of Directors; Notice.  If
any  By-Law  regulating  an   impending election of directors is adopted,
amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended, or repealed, together with a concise statement of the changes made.